                         NOTICE OF GUARANTEED DELIVERY
                              U S WEST FINANCING I
         7.96% TRUST ORIGINATED PREFERRED SECURITIES-SM- ("TOPRS-SM-")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                               (CUSIP 90388D204)

    This form, or a substantial equivalent, must be used to tender 7.96% Trust Originated Preferred Securities (the "Old Series I Preferred Securities") of US WEST Financing I if the procedure for book-entry transfer of Old Series I Preferred Securities, as described in the Prospectus relating to the Series I
Offer, dated May   , 1998 (the "Prospectus"), cannot be completed by the Series
I Expiration Date (as defined in the Prospectus). This form, properly completed and duly executed, may be delivered by facsimile transmission, hand or overnight courier to the Exchange Agent.
THE SERIES I OFFER AND RELATED WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON          ,               , 1998, UNLESS EXTENDED.

     THE EXCHANGE AGENT FOR THE SERIES I OFFER AND THE SERIES II OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

         IF BY MAIL:                    IF BY HAND:             IF BY OVERNIGHT DELIVERY:
 First Chicago Trust Company    First Chicago Trust Company    First Chicago Trust Company
         of New York                    of New York                    of New York
     Tenders & Exchanges            Tenders & Exchanges            Tenders & Exchanges
         Suite 4660              c/o The Depository Trust              Suite 4680
        P.O. Box 2569                     Company               14 Wall Street, 8th Floor
   Jersey City, New Jersey       55 Water Street, DTC TAD          New York, New York
         07303-2569              Vietnam Veterans Memorial                10005
                                           Plaza
                                 New York, New York 10041

                               IF BY FACSIMILE TRANSMISSION:
                                (For Eligible institutions
                                           only)
                                      (201) 222-4720
                                            or
                                      (201) 222-4721
                                  FACSIMILE CONFIRMATION
                                          NUMBER:
                                      (201) 222-4707

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY RELATES ONLY TO THE OLD SERIES I PREFERRED SECURITIES AND THE SERIES I OFFER. THIS NOTICE OF GUARANTEED DELIVERY MAY NOT BE USED FOR OLD SERIES II PREFERRED SECURITIES TENDERED IN CONNECTION WITH THE SERIES II OFFER. COPIES OF THE NOTICE OF GUARANTEED DELIVERY RELATING TO THE SERIES II OFFER MAY BE OBTAINED FROM THE EXCHANGE AGENT AT THE ADDRESS OR TELEPHONE NUMBER SET FORTH ABOVE OR FROM THE INFORMATION AGENT AT THE ADDRESS OR TELEPHONE NUMBER SET FORTH BELOW.

    THE INFORMATION AGENT FOR THE SERIES I OFFER AND THE SERIES II OFFER IS:

                           BEACON HILL PARTNERS, INC.
                                90 Broad Street
                            New York, New York 10004
                 Banks and Brokers Call Collect: (212) 843-8500
                    All Other Call Toll-free: (800) 787-3120

Ladies and Gentlemen:

    The undersigned hereby tenders to U S WEST Capital Funding, Inc. ("Capital Funding") upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal and Consent (the "Letter of Transmittal"), the receipt of which is hereby acknowledged, the number of Old Series I Preferred Securities set forth below, pursuant to the guaranteed delivery procedure set forth in the Prospectus and the Letter of Transmittal. The undersigned understands that the proper tender of Old Series I Preferred Securities by holders of record as of May 6, 1998 will constitute the giving of a consent by such holders with respect thereto to the Proposed Amendments described in the Prospectus.

Number of Old Series I Preferred Securities
Tendered:

                                              Address(es):

                                                               (ZIP Code)

Name of                                       Area Code and Tel. No.:
Tendering Institution:

Account Number:

Dated:                                        Signature(s):

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED
                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, guarantees (a) that the above named person(s) "own(s)" the Old Series I Preferred Securities tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Old Series I Preferred Securities complies with Rule 14e-4 and (c) to deliver to the Exchange Agent Old Series I Preferred Securities confirmation of the book-entry transfer of the Old Series I Preferred Securities tendered hereby into the account of the Exchange Agent at The Depository Trust Company, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantees (or an Agent's Message (as defined in the Prospectus)) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice.

Name of Firm:                                                      X
                                                         (Authorized Signature)

Address:                                      Name:

Telephone Number:                                                Title:
                                                         (Please Type or Print)

Dated:

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